                                                                               .
                                                                               .
                                                                               .
                                                                   Exhibit 4.60

  THIRD AMENDMENT TO SUPPLY CONTRACT FOR SURABAYA- UJUNG PANDANG - BANJARMASIN
 (SUB) CAPACITY EXPANSION NO. K.TEL 55/HK920/ITS-00/2007 DATED 21 FEBRUARY 2007

The Parties:            1.   TELKOM; and

                        2.   NEC Corporation ("NEC").

Preceding Agreements:   1.   Supply Contract for Surabaya- Ujung Pandang -
                             Banjarmasin (SUB) Capacity Expansion No.
                             K.TEL.188/HK910/ITS-00/2006 dated 16 August 2006;

                        2. First Amendment No. K.TEL.431/HK920/ITS-00/2006, dated 29 December 2006;

                        3. Second Amendment No. K.TEL.20/HK920/ITS-00/2007 dated 26 January 2007.

Warranty Bond:          The warranty bond shall be in surety bond or bank
                        guarantee issued by insurance company or bank according
                        to TELKOM requirement amounting of 5% of amendment price
                        for each sub-system and shall be valid for 5 years.